Exhibit 4.2.2

             PORTA SYSTEMS CORP. RIGHTS AGREEMENT - AMENDMENT NO. 2

      Amendment No. 2, dates as of December 24, 1997 (the "Amendment") to the Rights Agreement, dated as of March 22, 1989, between Porta Systems Corp., a Delaware corporation (the "Company") and The Chase Manhattan Bank, a New York banking corporation (formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company), as rights agent (the "Rights Agent"), as amended by Amendment No. 1, dated as of July 26, 1993, which agreement, as so amended, is referred to as the "Rights Agreement."

      WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

      WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement;

      NOW THEREFORE, in consideration of the promises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

1. The definition of "Acquiring Person" contained in Section 1(a) of the Rights Agreement is hereby amended by deleting the term "20%" appearing in the third line thereof and inserting in lieu thereof the term "22.5%."

2. Section 3(a) of the Rights Agreement is hereby amended by deleting the term "20%" appearing in the fifteenth line thereof and inserting in lieu thereof the term "22.5%."

3. Section 11(a) (ii) of the Rights Agreement is hereby amended by deleting the term "20%" in the ninth and tenth lines thereof and inserting in lieu thereof the term "22.5%."

4. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement, as amended hereby.

5. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

6. This Amendment shall be effective as of the date hereof and, expect as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

7. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Amendment to be duly executed as of the day and the year first above written.

                                         PORTA SYSTEMS CORP.

                                         By:____________________________________

                                            Name:
                                            Title:

Attest:

By:______________________________
   Name:
   Title

                                         THE CHASE MANHATTAN BANK

                                          By:________________________________

                                             Name:
                                             Title:

Attest:

By:______________________________
   Name:
   Title: